SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 23, 2004

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                        Gateway Financial Holdings, Inc.

      North Carolina                    000-33223                 56-2264354
 (State of incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

1145 North Road Street, Elizabeth City, North Carolina             27909
         (Address of principal executive offices)                (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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               This document contains 2 pages, excluding exhibits.


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Item 5.02 -- Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

      On August 23, 2004, the Board of Directors of Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), appointed two new directors to the Board. The directors are: Charles R. Franklin, Jr., age 61, who is the Area Program Director for the Albemarle Mental Health Center in Elizabeth City, North Carolina, and Robert Y. Green, Jr., age 56, who is the Chief Executive Officer for Caliper, Inc. (power plant maintenance and staffing) in Virginia Beach, Virginia. Mr. Franklin was appointed to serve on the Audit Committee and Mr. Green was appointed to serve on the Investment Committee.

      The Bank's principal offices are in Elizabeth City, North Carolina. The Bank has offices in Elizabeth City, Edenton, Kitty Hawk, Nags Head, Plymouth, and Roper, North Carolina and Chesapeake and Virginia Beach, Virginia.

      The Common Stock of the Corporation is traded on the Nasdaq SmallCap market under the symbol GBTS.

Item 9.01(c): Exhibits

Exhibit 99:       Press release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Gateway Financial Holdings, Inc.

                                       By: /s/ D. Ben Berry
                                           -------------------------------------
                                           D. Ben Berry
                                           President and Chief Executive Officer

                                       Date: August 26, 2004